Exhibit 99.1

NOT FOR RELEASE OR DISTRIBUTION TO ANY PERSON LOCATED OR RESIDENT IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS ANNOUNCEMENT.

Contacts:	Michael Mitchell (Media) +1-847-646-4538 news@kraftfoods.com	Christopher M. Jakubik (Investors) +1-847-646-5494 ir@kraftfoods.com

KRAFT FOODS ANNOUNCES MODIFICATION OF EXCHANGE OFFERS

NORTHFIELD, Ill. – July 2, 2012 – Kraft Foods Inc. (NASDAQ: KFT) (“Kraft Foods”) announced today that it has amended the terms of its previously announced offer to exchange (the “2018 Exchange Offer”) its existing 6.125% Notes due August 2018 and 6.125% Notes due February 2018 for new 6.125% Notes due August 2018 (the “2018 New Notes”) to be issued by Kraft Foods’ wholly owned subsidiary, Kraft Foods Group, Inc. (“KFGI”), and cash. Pursuant to the terms of the 2018 Exchange Offer as amended, Kraft Foods is now offering to issue an aggregate of $1,032,429,000 principal amount of 2018 New Notes, representing an increase in the maximum new note sublimit applicable to the 2018 Exchange Offer.

Kraft Foods also announced today that it has amended the terms of its previously announced offer to exchange (the “2040 Exchange Offer”) its existing 6.500% Notes due 2040 for new 6.500% Notes due 2040 (the “2040 New Notes”) to be issued by KFGI, and cash, and its previously announced offer to exchange (the “2039 Exchange Offer”) its existing 6.875% Notes due 2039, 6.875% Notes due 2038, 7.000% Notes due 2037 and 6.500% Notes due 2031 for new 6.875% Notes due 2039 (the “2039 New Notes”) to be issued by KFGI and, as applicable, cash. Pursuant to the terms of the 2040 Exchange Offer as amended, Kraft Foods is now offering to issue an aggregate of $787,051,000 principal amount of 2040 New Notes, representing a reduction in the maximum new note sublimit applicable to the 2040 Exchange Offer, and pursuant to the terms of the 2039 Exchange Offer as amended, Kraft Foods is now offering to issue an aggregate of $880,520,000 principal amount of 2039 New Notes, representing a reduction in the maximum new note sublimit applicable to the 2039 Exchange Offer.

Except as set forth herein, the terms of the 2040 Exchange Offer, the 2039 Exchange Offer and the 2018 Exchange Offer remain unchanged.

No amendments have been made to the terms of Kraft Foods’ offer to exchange (together with the 2040 Exchange Offer, the 2039 Exchange Offer and the 2018 Exchange Offer, the “Exchange Offers”) its existing 5.375% Notes due 2020 for new 5.375% Notes due 2020 (together with the 2040 New Notes, the 2039 New Notes and the 2018 New Notes, the “New Notes”) to be issued by KFGI, and cash.

The Exchange Offers will expire at 11:59 p.m., New York City time, on July 16, 2012, unless extended (such date and time, as they may be extended, the “Expiration Date”). Subject to the satisfaction or waiver of the conditions to the Exchange Offers, the settlement date for the Exchange Offers will occur promptly following the Expiration Date. The withdrawal deadline for Existing Notes tendered in the Exchange Offers expired at 5:00 p.m., New York City time, on June 29, 2012 and, accordingly, Existing Notes tendered in the Exchange Offers may no longer be withdrawn unless withdrawal rights are required by applicable law.

The New Notes have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, only persons who certify that they are (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, or (ii) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act (such persons collectively, “Eligible Holders”), are authorized to receive and review the Offering Memorandum dated June 18, 2012 and the related Letter of Transmittal (together, as amended hereby, in the case of the 2040 Exchange Offer, 2039 Exchange Offer, and 2018 Exchange Offer, the “Offering Documents”) pursuant to which the Exchange Offers are being made and to participate in the Exchange Offers.

ADDITIONAL INFORMATION

The Offering Memorandum and related Letter of Transmittal will only be distributed to Eligible Holders who complete and return an eligibility letter confirming that they are “Eligible Holders” for the purposes of the Exchange Offers. Copies of the eligibility letter may be obtained by contacting Global Bondholder Services Corporation, the information agent for the Exchange Offers, at (866) 470-3900 (toll-free) or (212) 430-3774 (collect).

This release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the New Notes. The Exchange Offers are only being made pursuant to the Offering Documents. The Exchange Offers are not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including regarding the timing of the Exchange Offers. The word “expect” and similar expressions are intended to identify the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Kraft Foods’ control, and important factors could cause Kraft Foods’ actual results to differ materially from those in the forward-looking statements. For additional information on factors that could affect the forward-looking statements, see Kraft Foods’ risk factors, as they may be amended from time to time, set forth in Kraft Foods’ filings with the SEC, its most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

OFFERING RESTRICTIONS

This release does not constitute an invitation to participate in the Exchange Offers in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the Offering Documents come are required to inform themselves about, and to observe, any such restrictions.

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